EXHIBIT 3.2

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                                     BYLAWS

                                       OF

                             SMITHFIELD FOODS, INC.

                   As Amended and Restated on August 27, 1998


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                                TABLE OF CONTENTS

                                                                                                                  PAGE

                                    ARTICLE I
                                  SHAREHOLDERS
         SECTION 1.1       ANNUAL MEETINGS...........................................................................1
         SECTION 1.2       SPECIAL MEETINGS..........................................................................2
         SECTION 1.3       NOTICE OF MEETINGS........................................................................2
         SECTION 1.4       RECORD DATE...............................................................................3
         SECTION 1.5       ORGANIZATION..............................................................................4
         SECTION 1.6       ADJOURNMENTS..............................................................................4
         SECTION 1.7       WAIVER OF NOTICE; ATTENDANCE AT MEETING...................................................4
         SECTION 1.8       QUORUM AND VOTING REQUIREMENTS............................................................4
         SECTION 1.9       PROXIES...................................................................................5
         SECTION 1.10      INSPECTORS OF ELECTIONS...................................................................7
         SECTION 1.11      LIST OF SHAREHOLDERS ENTITLED TO VOTE.....................................................8
         SECTION 1.12      CONDUCT OF MEETINGS.......................................................................8

                                   ARTICLE II
                                    DIRECTORS


         SECTION 2.1       GENERAL POWERS............................................................................9
         SECTION 2.2       NUMBER AND TERM...........................................................................9
         SECTION 2.3       NOMINATION; ELECTION......................................................................9
         SECTION 2.4       RESIGNATION; REMOVAL.....................................................................11
         SECTION 2.5       VACANCIES................................................................................11
         SECTION 2.6       MEETINGS OF THE BOARD....................................................................12
         SECTION 2.7       NOTICE OF MEETINGS.......................................................................12
         SECTION 2.8       WAIVER OF NOTICE; ATTENDANCE AT MEETING..................................................13
         SECTION 2.9       QUORUM; VOTING...........................................................................13
         SECTION 2.10      TELEPHONE PARTICIPATION..................................................................13
         SECTION 2.11      ACTION WITHOUT MEETING...................................................................13
         SECTION 2.12      ORGANIZATION.............................................................................14
         SECTION 2.13      REGULATIONS; MANNER OF ACTING............................................................14
         SECTION 2.14      COMPENSATION.............................................................................14
         SECTION 2.15      DIRECTOR EMERITUS........................................................................14




                                        i

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                                   ARTICLE III
                             COMMITTEES OF THE BOARD


         SECTION 3.1       CONSTITUTION OF COMMITTEES...............................................................15
         SECTION 3.2       AUTHORITY OF COMMITTEE...................................................................15
         SECTION 3.3       EXECUTIVE COMMITTEE......................................................................15
         SECTION 3.4       AUDIT COMMITTEE..........................................................................16
         SECTION 3.5       COMPENSATION COMMITTEE...................................................................16
         SECTION 3.6       PROCEEDINGS..............................................................................17


                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1       OFFICERS GENERALLY.......................................................................17
         SECTION 4.2       ELECTION.................................................................................17
         SECTION 4.3       REMOVAL OF OFFICERS......................................................................18
         SECTION 4.4       AUTHORITY AND DUTIES OF OFFICERS.........................................................18
         SECTION 4.5       CHAIRMAN OF THE BOARD....................................................................18
         SECTION 4.6       CHIEF EXECUTIVE OFFICER..................................................................18
         SECTION 4.7       CHIEF FINANCIAL OFFICER..................................................................19
         SECTION 4.8       SECRETARY................................................................................19
         SECTION 4.9       VOTING SECURITIES OF OTHER CORPORATIONS..................................................19
         SECTION 4.10      BONDS....................................................................................19

                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 5.1       FORM.....................................................................................20
         SECTION 5.2       TRANSFER AGENTS AND REGISTRARS...........................................................20
         SECTION 5.3       TRANSFERS................................................................................20
         SECTION 5.4       RESTRICTIONS ON TRANSFER.................................................................20
         SECTION 5.5       LOST CERTIFICATES........................................................................21
         SECTION 5.6       HOLDER OF RECORD.........................................................................21

                                   ARTICLE VI
                               GENERAL PROVISIONS

         SECTION 6.1       FISCAL YEAR..............................................................................21
         SECTION 6.2       SEAL.....................................................................................21
         SECTION 6.3       EXECUTION OF INSTRUMENTS.................................................................21
         SECTION 6.4       CONSTRUCTION.............................................................................22
         SECTION 6.5       AMENDMENTS...............................................................................22

                                       ii

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                                   ARTICLE I
                                  SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETINGS. (a) The Corporation shall hold an annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting at such place, either within or without the Commonwealth of Virginia, and at such date and time as may be designated from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

                  (b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) on or after June 1st and before July 1st of the year in which the annual meeting will be held, if clause (ii) of this sentence is not applicable, or (ii) not less than 60 days before the date of the annual meeting if the meeting date is earlier than August 1st or later than August 31st. In addition, for business to be brought properly before the meeting by a shareholder, such shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before such meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.


                                By-Laws, Page 1

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                  (c) No business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures set forth in Section 1.1(b). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of Section 1.1(b), in which event such business not properly brought before the meeting shall not be transacted.

                  (d) Notwithstanding the foregoing provisions of this Section 1.1, a shareholder seeking to have a proposal included in the Corporation's proxy statement for a meeting of the shareholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called at any time (i) by the Chairman of the Board, the Chief Executive Officer or the President, if any, pursuant to a notice delivered to the Secretary or (ii) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and no business shall be conducted at such meeting other than the business set forth in such notice or resolution. Such special meetings shall be held at such places, either within or without the Commonwealth of Virginia, and at such date and time as shall be specified in such notice or resolution.

         SECTION  1.3  NOTICE OF  MEETINGS.  (a) The  Corporation  shall  notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be given no less than 10 nor more than 60 days before the meeting date except that notice of a shareholders' meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the property of the Corporation otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the meeting date. Unless the Virginia Stock Corporation Act or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.


                                By-Laws, Page 2

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                  (b) Unless the Virginia Stock  Corporation Act or the Articles
of Incorporation require otherwise, notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

                  (c) If an annual or special meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or shall be given under Section 1.4 hereof, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

                  (d) Notwithstanding  the foregoing,  no notice of a meeting of the shareholders need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of the shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

                  (e) Notice of a meeting of the shareholders may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail (including electronic mail) or private carrier. Written notice to a shareholder is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown on the Corporation's current record of shareholders.

         SECTION 1.4 RECORD DATE. The Board of Directors shall fix, in advance, a record date in order to make a determination of the shareholders for any purpose. The record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


                                By-Laws, Page 3

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         SECTION  1.5  ORGANIZATION.  At  every  meeting  of  shareholders,  the presiding officer shall be the first listed among the following officers who is present and able to preside at such meeting: the Chairman of the Board, the Chief Executive Officer, the President, if any, the Chief Operating Officer, if any, any Executive Vice President, the Chief Financial Officer and the Secretary. In the absence of all of the foregoing persons, the meeting shall be presided over by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in his absence, an Assistant Secretary, if any, or in his absence, an appointee of the presiding officer shall act as secretary of the meeting.

         SECTION 1.6 ADJOURNMENTS. Subject to the provisions of Section 1.3 hereof, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at a different date, time or place. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         SECTION 1.7 WAIVER OF NOTICE; ATTENDANCE AT MEETING. A shareholder may waive any notice required by the Virginia Stock Corporation Act, the Articles of Incorporation, or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         SECTION 1.8 QUORUM AND VOTING REQUIREMENTS. (a) Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Shares of other classes and series shall be entitled to such vote as may be provided in the Articles of Incorporation.

                  (b) Shares entitled to vote as a separate voting group may take action on any matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that

                                By-Laws, Page 4

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matter.  Once a share is represented for any purpose at a meeting,  it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, unless a different vote is required by the Articles of Incorporation. Less than a quorum may adjourn a meeting.

         SECTION 1.9  PROXIES.

                  (a) A shareholder may vote his shares in person or by proxy.


                  (b) Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

                           (1) A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                           (2) A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other

                                By-Laws, Page 5

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         persons making that  determination  shall specify the information  upon which they relied.

                           (3) Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph (b) of this Section may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  (c) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form.

                  (d) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An appointment made irrevocable under this paragraph (d) is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

                  (e) The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

                  (f) Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.


                                By-Laws, Page 6

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         SECTION 1.10  INSPECTORS OF ELECTIONS.  (a) The  Corporation  shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                  (b) The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                  (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the circuit court of the city or county where the Corporation's principal office is located or, if none in the Commonwealth of Virginia, where its registered office is located, upon application by a shareholder, shall determine otherwise.

                  (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with paragraph (b)(2) of Section 1.9 hereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose

                                By-Laws, Page 7

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permitted  herein,  the  inspectors  at the time they make  their  certification pursuant to paragraph (b)(v) of this Section 1.10 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

         SECTION 1.11 LIST OF SHAREHOLDERS ENTITLED TO VOTE. (a) The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of 10 days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law.

                  (b) If the requirements of this Section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

         SECTION 1.12 CONDUCT OF MEETINGS. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the

                                By-Laws, Page 8

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meeting. Such rules, regulations or procedures,  whether adopted by the Board of
Directors  or  prescribed  by the  presiding  officer,  may to  the  extent  not
prohibited  by  law  include,   without  limitation,   the  following:  (i)  the
establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and any such other persons as the presiding officer shall determine;
(iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II
                                   DIRECTORS

         SECTION 2.1 GENERAL POWERS. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

         SECTION 2.2 NUMBER AND TERM. The Board of Directors shall consist of not less than three nor more than 16 members, the precise number to be determined from time to time by the affirmative vote of not less than a majority of the directors at a meeting where a quorum is present. Except as provided in
Section 2.5 hereof, directors shall be elected at each annual meeting of the shareholders and shall serve for a term expiring at the next annual meeting of the shareholders following their election. A decrease in the number of directors shall not shorten an incumbent director's term. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

         SECTION 2.3 NOMINATION; ELECTION. (a) No person shall be eligible for election as a director unless nominated (i) by the Board of Directors upon recommendation of any nominating committee or otherwise, or (ii) by a shareholder entitled to vote on the election of directors pursuant to the procedures of this Section 2.3(a). Nominations, other than those made by the Board of Directors, may be made

                                By-Laws, Page 9

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only by a  shareholder  who is a  shareholder  of  record  of a class of  shares entitled to vote for the election of directors at the time of the giving of the notice hereinafter described in this Section 2.3 and only if written notice of the shareholder's intent to nominate one or more persons for election as directors has been given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation and received (i) on or after June 1st and before July 1st of the year in which the meeting is held, if the meeting is an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before the date of an annual meeting, if the meeting date is earlier than August 1st or later than August 31st, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of the shareholders called for the purpose of electing directors is first mailed to the shareholders.

                  (b) Each such shareholder's notice shall contain the following information:

                           (i) as to the shareholder giving the notice (A) the name and address of such shareholder as they appear on the Corporation's stock transfer books, (B) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, (C) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, and (D) a description of all arrangements or understandings, if any, between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and

                           (ii) as to each person whom the shareholder wishes to nominate for election as a director: (A) the name, age, business address and residential address of each such nominee, (B) the principal occupation or employment of each such nominee, (C) the class and number of shares of the Corporation which are beneficially owned, directly or indirectly, by each such nominee or over which such nominee has voting control, and (D) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of directors;

                                By-Laws, Page 10
and such notice shall include a signed consent by each such nominee to serve as a director of the Corporation if elected and a written statement by such nominee to the effect that the information about him in the notice is correct.

                  (c) Except as provided in Section 2.5 hereof or in the Articles of Incorporation, the directors shall be elected by the holders of the common shares at each annual meeting of the shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent.

         SECTION 2.4 RESIGNATION; REMOVAL. A director may resign at any time upon delivering a written notice of resignation, signed by such director, to the Board of Directors, the Chairman of the Board, the President, if any, or the Secretary. Unless a later date is specified therein, such resignation shall take effect upon delivery. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may vote to remove him. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

         SECTION 2.5 VACANCIES. A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or
(iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.


                                By-Laws, Page 11

         SECTION 2.6 MEETINGS OF THE BOARD. (a) The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting shall be held as soon as possible following the annual meeting of shareholders. The Board of Directors may also adopt a schedule of additional meetings which, together with the annual meeting referred to in the preceding sentence, shall be considered the regular meetings of the Board of Directors. Regular meetings may be held at such places within or without the Commonwealth of Virginia and at such times as the Chairman of the Board or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal executive offices of the Corporation.

                  (b) Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, if any, or not less than one-third of the directors then in office and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of the meeting, it shall be held at the principal executive offices of the Corporation.

         SECTION 2.7 NOTICE OF MEETINGS. (a) No notice need be given of regular meetings of the Board of Directors.

                  (b) Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than 24 hours before the meeting by mail, messenger, telecopier, telegraph or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.


                                By-Laws, Page 12

         SECTION 2.8 WAIVER OF NOTICE; ATTENDANCE AT MEETING. (a) A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in paragraph (b) of this Section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

                  (b) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         SECTION 2.9 QUORUM; VOTING. A majority of the number of directors determined by the Board of Directors pursuant to these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

         SECTION 2.10 TELEPHONE PARTICIPATION. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 2.11 ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent

                                By-Laws, Page 13
unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

         SECTION 2.12 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by a chairman chosen at the meeting. The Secretary, if present, shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 2.13 REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Articles of Incorporation, and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

         SECTION  2.14  COMPENSATION.   The  Board  of  Directors  may  fix  the
compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors or any Committee thereof.

         SECTION 2.15 DIRECTOR EMERITUS. The Board of Directors may appoint to the position of Director Emeritus any retiring director who has served not less than five years as a director of the Corporation. Such person so appointed shall have the title of "Director Emeritus" and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, and shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.



                                By-Laws, Page 14

                                  ARTICLE III
                            COMMITTEES OF THE BOARD

         SECTION 3.1 CONSTITUTION OF COMMITTEES. The Board of Directors may, by resolution adopted by a vote of a majority of the directors then in office, create one or more committees and appoint members of the Board of Directors to serve on them. Except as otherwise provided in these Bylaws, each such committee shall consist of two or more members who serve at the pleasure of the Board of Directors.

         SECTION 3.2 AUTHORITY OF COMMITTEE. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to the shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws,
(v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         SECTION 3.3 EXECUTIVE COMMITTEE. The Board of Directors shall appoint each year an Executive Committee consisting of not less than two directors. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise, to the fullest extent permitted by law, all of the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, except to the extent such powers or authority are limited by the provisions of Section 3.2 hereof.






                                By-Laws, Page 15

         SECTION 3.4 AUDIT COMMITTEE. The Board of Directors shall appoint each year an Audit Committee consisting of not less than three members, a majority of whom shall be non-management unaffiliated directors (as defined in Section 6.4 hereof). The Audit Committee shall perform such duties as its members consider necessary or desirable properly to evaluate and generally to supervise the Corporation's internal financial controls and accounting procedures, including the following:

                  (1) recommending independent public accountants for the Corporation to the Board of Directors;
                  (2) determining that the scope of the audit is adequate and approving the audit fee;
                  (3) reviewing audit results with the Corporation's independent public accountants; and
                  (4) recommending the policy for the scope, frequency, and method of internal audit reports and reviewing the results thereof.

         SECTION 3.5 COMPENSATION COMMITTEE. The Board of Directors shall appoint each year a Compensation Committee consisting of not less than three members, a majority of whom shall be non-management unaffiliated directors (as defined in Section 6.4 hereof). The duties of the Compensation Committee shall include the following:

                  (1) reviewing current management compensation programs, including salaries, bonuses and fringe benefits and the creation of new officerships;
                  (2) reviewing and reporting to the Board of Directors on the funding and adequacy of existing retirement programs, and reporting on management's recommendations on major changes to existing and creation of new retirement programs;
                  (3) awarding and administering pursuant to existing authority, the Corporation's stock incentive programs and reviewing and recommending similar future programs, if any;
                  (4) reviewing top management organization, assisting the Chief Executive Officer in determining that the Corporation has adequate depth and breadth of management; and
                  (5) reviewing the Corporation's programs for attracting, developing and compensating management personnel.

                                By-Laws, Page 16

         SECTION 3.6 PROCEEDINGS. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum requirements of the Board of Directors shall apply to committees of directors and their members as well. Subject to applicable law, the Articles of Incorporation and these Bylaws, each such committee may fix its own rules of procedure and may meet at such place within or without the Commonwealth of Virginia, at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall, if requested, report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 OFFICERS GENERALLY. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors at its discretion may also elect a President, a Chief Operating Officer, a Treasurer, a Controller, one or more Executive Vice Presidents, one or more Vice Presidents with such further title or titles as it desires to confer, and one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and other assistant officers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. Except for the Chairman of the Board, no officer need be a director of the Corporation.

         SECTION 4.2 ELECTION. Officers shall be elected by the Board of Directors. The Chief Executive Officer may from time to time appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chief Executive Officer shall hold office, unless sooner removed, until their successors are appointed. The action of the Chief Executive Officer in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer appointing him and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.


                                By-Laws, Page 17

         SECTION 4.3 REMOVAL OF OFFICERS. The Board of Directors may remove any officer at any time, with or without cause. The Chief Executive Officer may remove any officer he appoints at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken. Any removal of an officer shall be without prejudice to the right to the recovery of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer shall not of itself create contract rights.

         SECTION 4.4 AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as are customary for their respective offices and as may be specified in these Bylaws or as may be determined from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

         SECTION 4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and directors at which he is present and shall have general control and supervision of the policies and operations of the Corporation, except as may be limited by the Board of Directors, the Articles of Incorporation or these Bylaws. He shall have the authority to remove or suspend any employee or agent of the Corporation elected or appointed by the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, except as may be limited by the Board of Directors, the Articles of Incorporation or these Bylaws. The Chief Executive Officer may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, notes, corporate obligations and other documents. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation (other than those elected by the Board of Directors) as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent appointed by the Chief Executive Officer.

                                By-Laws, Page 18

         SECTION 4.7 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; he shall be custodian of the financial records of the Corporation; he shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman of the Board, the Chief Executive Officer, the President, if any, and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and he shall perform such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors.

         SECTION 4.8 SECRETARY. The Secretary, subject to the direction of the Chief Executive Officer, shall have general responsibility for and custody of the minutes of all meetings of the shareholders and of the Board of Directors and of all committees appointed by the Board. He shall have general responsibility for and custody of the corporate seal, the transfer books, and other records and documents of the corporation not pertaining to the performance of duties vested in other officers. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of all committees appointed by the Board of Directors. He shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors or as may be required by law.

         SECTION 4.9 VOTING SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by the Board of Directors, any one of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any Assistant Secretary shall have the power (and may appoint from time to time any other person) to act for and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds stock or in connection with the consent of the shareholders in lieu of any such meeting.

         SECTION 4.10 BONDS. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

                                By-Laws, Page 19

                                   ARTICLE V
                                 CAPITAL STOCK

         SECTION 5.1 FORM. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates for stock of the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.2 TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have power to appoint one or more transfer agents or registrars for the transfer and registration of certificates of stock of any class, and may require that such stock certificates be countersigned and registered by one or more of such transfer agents or registrars.

         SECTION 5.3 TRANSFERS. Upon surrender to the Corporation or to the transfer agent or registrar of a certificate for shares endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact, it shall be the duty of the Corporation or its duly appointed transfer agent or registrar, to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction on the books of the Corporation.

         SECTION 5.4 RESTRICTIONS ON TRANSFER. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.


                                By-Laws, Page 20

         SECTION 5.5 LOST CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond (or such other agreement, undertaking or security as the Corporation shall determine is appropriate) sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 5.6 HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise specifically provided by law.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         SECTION 6.1 FISCAL YEAR. The Board of Directors shall have power to fix and to change the fiscal year of the Corporation. Unless otherwise determined by the Board, the Corporation's fiscal year shall be the 52 or 53 week period which ends on the Sunday nearest to April 30.

         SECTION 6.2 SEAL. The corporate seal shall have the name of the Corporation and the word "seal" inscribed thereon, and may be engraved, printed, impressed or drawn in facsimile upon any document where appropriate.

         SECTION 6.3 EXECUTION OF INSTRUMENTS. The Chairman of the Board and the Chief Executive Officer each may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.


                                By-Laws, Page 21

         SECTION 6.4 CONSTRUCTION. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling. As used in these Bylaws, the term "Articles of Incorporation" shall mean the articles of incorporation of the Corporation filed with the State Corporation Commission pursuant to ss.13.1-618 of the Virginia Stock Corporation Act, as amended from time to time. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes;
(ii) the terms "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iii) "writing," "written" and comparable terms refer to printing, typing, handwriting and other means of reproducing words in a visible form; (iv) "hereof," "herein," "hereunder" and comparable terms refer to the entirety of these Bylaws and not to any particular article, section or other subdivision hereof; and (v) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa. As used in these Bylaws, the term "non-management unaffiliated director" means a director who (i) is not a full-time officer or employee of the Corporation or a former full-time officer or employee of the Corporation who has a consulting arrangement with the Corporation; (ii) is not related (by blood, marriage or adoption, not more remote than first cousin) to any other director, or to any officer of the Corporation or any of its subsidiaries; and (iii) is not an owner of more than 5% of equity interest in any entity engaged in one or more transactions with the Corporation or any of its subsidiaries involving (a) payments in excess of 5% of the lesser of the entity's or the Corporation's consolidated revenues, or (b) loans to the Corporation or any of its subsidiaries exceeding 5% of the lesser of the consolidated assets of the Corporation or the lender.

         SECTION 6.5 AMENDMENTS. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.




                                By-Laws, Page 22